UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

FULLNET COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-27031	73-1473361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Robert S. Kerr Avenue, Suite 210 Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 236-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	FULO	OTC Markets Group Pink

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of BF Borgers CPA PC (“Borgers”) as Independent Registered Public Accountant

On May 3, 2024, the Securities and Exchange Commission (the “Commission”) entered an order instituting settled administrative and cease-and-desist proceedings against Borgers and its sole audit partner, Benjamin F. Borgers CPA, permanently barring Mr. Borgers and Borgers (collectively, “BF Borgers”) from appearing or practicing before the Commission as an accountant (the “Order”). As a result of the Order, BF Borgers may no longer serve as FullNet Communications, Inc.’s (the “Company”) independent registered public accounting firm, nor can BF Borgers issue any audit reports included in Commission filings,  provide consents with respect to audit reports, or review quarterly financial statements filed with the Commission.

Considering the Order, the Board of Directors of the Company on May 6, 2024, unanimously approved to dismiss BF Borgers as the Company’s independent registered public accounting firm. BF Borgers was dismissed as the Company’s independent registered public accounting firm on May 6, 2024.

BF Borgers’ reports on the financial statements of the Company as of and for the fiscal years ended December 31, 2023, and December 31, 2022, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023, and December 31, 2022, and through May 6, 2024 (the date of BF Borgers’ dismissal), there were no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to BF Borgers’ satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such year. During the fiscal years ended December 31, 2023, and December 31, 2022, and through May 6, 2024, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

In the May 3, 2024 “Staff Statement on the Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order Against BF Borgers CPA PC,” the Commission advised registrants that they may indicate in their Commission filing that their prior auditor is no longer permitted to appear or practice before the Commission in lieu of including a letter from BF Borgers stating whether it agrees with our disclosures under Item 304 of Regulation S-K. Pursuant to the Order and the staff statement, we are not requesting BF Borgers to furnish the Company with such letter.

The Company is required to file annual reports that include financial statements audited by, and quarterly financial statements reviewed by, an independent public accountant in accordance with PCAOB standards.  While the Company believes its financial statements included in its annual and quarterly reports fairly reflect the financial condition and results of operations as of and for the periods presented, because the Order has found that BF Borgers did not audit or review its clients’ annual and quarterly financial statements in accordance with PCAOB standards, the Company’s annual and quarterly reports do not comply with applicable Federal securities laws, and the financial statements included within such reports may not be reliable.

The Company is in conversation with several audit firms as part of the process of engaging a new independent auditing firm. When a new independent auditing firm is formally chosen, the Company will file a Form 8-K disclosing such appointment.  For the lack of a review in accordance with PCAOB standards, the Company will not be able to timely file its Form 10-Q as of and for the period ended March 31, 2024, and the Company is uncertain when it can retain a new independent auditing firm that can complete a review and it can file such report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULLNET COMMUNICATIONS, INC.

By: /s/ Roger P. Baresel

Roger P. Baresel

Chief Executive Officer

Dated: May 6, 2024

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